Exhibit 23.4

December 3, 2007

Gushan Environmental Energy Limited

c/o Carling Technology Limited

Unit 908, China Merchants Tower

168-200 Connaught Road Central

Sheung Wan, Hong Kong

SUBJECT: WRITTEN CONSENT TO REFERENCE GREATER CHINA

APPRAISAL LIMITED VALUATION IN F-1 FILING OF GUSHAN

ENVIRONMENTAL ENERGY LIMITED

Dear Sirs,

We hereby consent to the references to our name, valuation methodologies, assumptions and value conclusions for accounting purposes, with respect to our appraisal reports addressed to the board of Gushan Environmental Energy Limited (the “Company”) dated November 9, 2007, in the Company’s Registration Statement on Form F-1 (together with any amendments thereto, the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission. We also hereby consent to the filing of this letter as an exhibit to the Registration Statement and classification as an expert under Section 11(a) (4) of the Securities Act of 1933, as amended.

Yours faithfully,

For and on behalf of

Greater China Appraisal Limited

[GRAPHIC APPEARS HERE]
Samuel Y.C. Chan
MBA, AVA
Assistant Vice President
Business Valuation

Room 2703 Shul On Centre, 6-8 Harbour Road, Wanchal, Hong Kong Tel:+852 2511 6868 Fax:+852 2511 6161

[GRAPHIC APPEARS HERE]